EXHIBIT 5.1

MORSE,  ZELNICK,  ROSE  &  LANDER
 A LIMITED LIABILITY PARTNERSHIP

405 PARK AVENUE
NEW YORK, NEW YORK 10022
212 × 838 × 1177
FAX 212 × 838 ×9190

November 13, 2009
Manhattan Bridge Capital, Inc.
192 Lexington Avenue
New York, New York 10016

Re: Registration Statement on Form S-8
Dear Sirs:

We have acted as counsel to Manhattan Bridge Capital, Inc., a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act an aggregate of 200,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) issuable under the Company’s 2009 Stock Option Plan (the “Option Plan”).

We have examined the Registration Statement, the Option Plan, the forms of option agreement issued under the plan and a form of the share certificate of the Common Stock, which has been incorporated by reference in the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Shares issuable under the Option Plan and upon exercise of options granted and to be granted pursuant to the Option Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Option Plan will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP